Exhibit 25.02

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

BOKF, NA
(Exact name of trustee specified in its charter)

73-0780382
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

Bank of Oklahoma Tower, P.O. Box 2300, Tulsa, Oklahoma	74192
(Address of principal executive offices)	(Zip Code)

Frederic Dorwart, Lawyers PLLC, Old City Hall, 124 E 4th St, Tulsa, Oklahoma 74103-5010; (918) 583-9922
(Name, address and telephone number of agent for service)

Oklahoma Gas and Electric Company
(Exact name of obligor as specified in its charter)

Oklahoma	73-0382390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101
(Address of principal executive offices)	(Zip Code)

Indenture dated as of October 1, 1995, and any Supplements thereto
(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee -

(a)Name and address of each examining or supervising authority to which it is subject.

Office of the Comptroller of the Currency
Southwestern District
1600 Lincoln Plaza
500 North Akard Street
Suite 1600
Dallas, Texas 75201

Federal Reserve Bank of Kansas City
1 Memorial Drive
Kansas City, MO 64198

Federal Deposit Insurance Corporation
550 17th Street, N.W. Washington, DC 20429

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

(b) Whether it is authorized to exercise corporate trust powers. The trustee is authorized to exercise corporate trust powers.

Item 2.     Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation. None

Items 3-14.     Items 3-14 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 15.     Foreign Trustee.

Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified under the Act. Not Applicable - Trustee is a National Banking Association organized under the laws of the United States.

Item 16.     List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

Exhibit 1.     A copy of the articles of association of the trustee as now in effect (incorporated by reference to Exhibit 1 of the Form T-1 filed on April 27, 2018 on Form 305B2; File No. 333-213005-01).

Exhibit 2.     A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association (incorporated by reference to Exhibit 2 of the Form T-1 filed on April 27, 2018 on Form 305B2; File No. 333-213005-01).

Exhibit 3.     A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above (incorporated by reference to Exhibit 3 of the Form T-1 filed on April 27, 2018 on Form 305B2; File No. 333-213005-01).

Exhibit 4.     A copy of the existing bylaws of the trustee, or instruments corresponding thereto (incorporated by reference to Exhibit 4 of the Form T-1 filed on April 27, 2018 on Form 305B2; File No. 333-213005-01).

Exhibit 5.     A copy of each indenture referred to in Item 4, if the obligor is in default. Not Applicable

Exhibit 6.     The consents of United States institutional trustees required by Section 321(b) of the Act (incorporated by reference to Exhibit 6 of the Form T-1 filed on April 27, 2018 on Form 305B2; File No. 333-213005-01).

Exhibit 7.     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority (incorporated by reference to Exhibit 7 of the Form T-1 filed on April 27, 2018 on Form 305B2; File No. 333-213005-01).

Exhibit 8.     A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. Not Applicable

Exhibit 9.     Foreign trustees are required to file a consent to serve of process of Form F-X [§269.5 of this chapter]. Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, BOKF, NA, a National Banking Association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Tulsa, and State of Oklahoma on the 17th day of May, 2018.

BOKF, NA
(Trustee)

By:	/s/ Rachel Redd-Singleton
Rachel Redd-Singleton, Vice President